AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 2004

                      REGISTRATION STATEMENT NO. 333-104815

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 8 TO
                                   FORM SB-2/A

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          CORPORATE ROAD SHOW.COM INC.

                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


           NEW YORK                          7812                    11-3516358
           --------                          ----                    ----------
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)    IDENTIFICATION NUMBER)



          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

               80 ORVILLE DRIVE SUITE 100 BOHEMIA, NEW YORK 11716
                     TEL: (631) 244-1555 FAX: (631) 244-1554

                         (AGENT FOR SERVICE OF PROCESS)

                                MR. FRANK FERRARO
                                80 ORVILLE DRIVE
                                    SUITE 100
                             BOHEMIA, NEW YORK 11716
                               TEL: (631) 244-1555

               (ADDRESS OF PRINCIPAL PLACE OF BUSINESS OR INTENDED
                          PRINCIPAL PLACE OF BUSINESS)

               80 ORVILLE DRIVE SUITE 100 BOHEMIA, NEW YORK 11716
                     TEL: (631) 244-1555 FAX: (631) 244-1554

                                   COPIES TO:
                           WILLIAM S. ROSENSTADT, ESQ.
                    RUBIN, BAILIN, ORTOLI, MAYER & BAKER LLP
                                405 PARK AVENUE,
                          NEW YORK, NEW YORK 10022-4405
                               TEL: (212) 935-0900
                               FAX: (212) 826-9307

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                       Proposed Maximum          Proposed Maximum
Title of Each Class of              Amount to be      Offering Price Per       Aggregate Offering       Amount of
Securities Being Registered          Registered            Security                 Price(1)         Registration Fee
---------------------------          ----------            --------                 --------         ----------------
Common Stock, $0.0001 par
value, to be registered by Issuer     2,000,000             $1.00                 $2,000,000            $184

Common Stock,  $0.0001 par value,
to  be   registered   by  Selling
Shareholder                             500,000             $1.00                  $ 500,000             $46
================================== ================ ======================== ===================== =================


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act").

WE HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE HAVE FILED A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on February 12, 2004.

                             CORPORATE ROAD SHOW.COM INC.
New York, New York
February 12, 2004


                             By: /s/ Frank Ferraro
                                 --------------------------------
                                 Frank Ferraro
                                 Chairman, Principal Financial Officer,
                                 Chief Accounting Officer and Chief Executive
                                 Officer